UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2009

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On September 11, 2009, Lawrence J. Ruisi, a current director of Adaptec, Inc. (the “Company”), notified the Company that he has determined not to stand for re-election to the Board of Directors of the Company (the “Board of Directors”) at the Company’s 2009 annual meeting of stockholders. On September 13, 2009, John Mutch and Jon S. Castor, current directors of the Company, notified the Company that they have determined not to stand for re-election to the Board of Directors at the Company’s 2009 annual meeting of stockholders. Messrs. Ruisi, Castor and Mutch’s decisions not to stand for re-election at the Company’s 2009 annual meeting of stockholders did not result from a disagreement with the Company. The Governance and Nominating Committee of the Board of Directors is actively evaluating and interviewing new director candidates for stockholder approval at the 2009 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/s/ Mary L. Dotz
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: September 17, 2009